SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT ("Agreement") is made and entered into this 22nd day of April 2010,  by and among (a) DryerTech Industries Ltd., a corporation formed under the laws of the State of Nevada (the "Company"), on the one hand, and (b) Sanning Management Ltd., a corporation formed under the laws of Hong Kong ("Sanning"), on the other hand.

RECITALS:

WHEREAS, Sanning owns 12,500,000 shares of common stock (the "Vosco Shares") of Vosco Technologies Ltd., an entity formed under the laws of the Province of Alberta, Canada (“Vosco Alberta”); and

WHEREAS, each of Sanning and the Company desire to enter into a transaction (the "Exchange") whereby all of the Vosco Shares are transferred to the Company in exchange for shares of common stock in the Company ("Common Stock"), all upon the terms, provisions and conditions set forth herein;  and

WHEREAS, the Company and Sanning desire to memorialize in writing the terms, provisions and conditions of the Exchange and certain other matters relating thereto;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which each of the Company and Sanning hereby acknowledges) and subject to the terms, provisions and conditions hereof, each of the Company and Sanning hereby agrees as follows:

ARTICLE ONE
EXCHANGE

1.1           Exchange.  Subject to the terms, provisions and conditions set forth herein, Sanning agrees to transfer to the Company as of the date set forth herein, all of the Vosco Shares, free and clear of all liens, mortgages, security interests, encumbrances, claims and restrictions on the transfer thereof, in exchange for the DryerTech Shares, as defined below (the “Exchange”). The “DryerTech Shares” shall mean 12,500,000 shares of the Company’s Common Stock, par value $0.0001 (the “DryerTech Common Stock”) issued in the name of Sanning or its assigns.

ARTICLE TWO
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

The Company hereby represents and warrants to Sanning that:

2.1           Organization and Standing of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it.  The Company is duly authorized and qualified to carry on its business in the manner as now conducted in the jurisdiction in which authorization and qualification is required.  The Company has made available to Sanning true, correct and complete copies of the contents of its minute book, which are accurate in all respects and set forth fully and fairly all of the Company's transactions.

2.2           Capitalization of the Company.  The authorized capital stock of the Company consists of 75,000,000 shares with par value of $0.0001, consisting of 70,000,000 Common Shares, of which 1,250,000 common shares are currently issued and outstanding, and 5,000,000 Preferred Shares, of which no shares are currently issued and outstanding. The DryerTech Common Stock is duly and validly authorized and issued and is fully paid and non-assessable, and was not issued in violation of the pre-emptive rights of any current or former shareholder.  No option, warrant, call, subscription, convertible security, or commitment of any kind obligating the Company to issue any shares of any class of Common Stock or Preferred Stock exists.  There is not any compensation plan applicable to any of the officers, directors, or employees of the Company under which compensation accrued or payable is determined, in whole or in part, by reference to Common or Preferred Stock.  There are no agreements or commitments obligating the Company to repurchase or otherwise acquire any Common Stock.

2.3           Subsidiaries and Other Ventures.  The Company has no subsidiaries or affiliated corporations, and owns no capital stock, bond, or other security of, or has any equity or proprietary interest in, any corporation, partnership, joint venture, trust, or unincorporated association.

2.4           Capacity to Enter into Agreement.  The Company has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith have been authorized by all necessary entity action by the Company.  When this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith are executed by the Company and delivered to Sanning, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms.

2.5           Valid Issuance.  The DryerTech Common Stock to be issued to Sanning pursuant to this Agreement is duly and validly authorized and will (when issued) be duly and validly issued and fully paid and non-assessable, and will not be issued in violation of the pre-emptive rights of any current shareholder.

2.6           Conflicts.  The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Company is a party or by which the Company is bound or by which any of the assets of the Company is bound or affected, (b) violate any judgment against, or binding upon, the Company or upon the assets of the Company, (c) result in the creation of any lien, charge or encumbrance upon any assets of the Company pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of the Company that is an entity.

2.7           Consents.  No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by the Company.

2.8           Litigation.  There is no pending suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation to which the Company is a party or which adversely affects or might adversely affect the Company.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, or award applicable to it of any court or other governmental instrumentality or arbitrator.  There is no action, suit, proceeding, or claim pending or, to the knowledge of the Company, threatened against the Company by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

ARTICLE THREE
REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF SANNING

Sanning hereby represents, warrants, and agrees to and with the Company, that:

3.1           Organization and Standing of Sanning.  Sanning is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong.  Sanning has full requisite power and authority to carry on its business as it is now being conducted, and has good and valid title to the Vosco Shares to be delivered pursuant to this Agreement.  Sanning is duly authorized and qualified to carry on its business in the manner as now conducted in state in which authorization and qualification is required.

3.2           Capacity to Enter into Agreement.  Sanning has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its obligations hereunder and thereunder.  The execution and delivery by Sanning of this Agreement and all other agreements, documents and instruments to be executed by Sanning in connection herewith have been authorized by all necessary action by Sanning.  When this Agreement and all other agreements, documents and instruments to be executed by Sanning in connection herewith are executed by Sanning and delivered to Sanning, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Sanning or enforceable against Sanning in accordance with their respective terms.

3.3           Consents.  No consent from, or other approval of, any governmental entity or any other person, which has not been obtained, is necessary in connection with the execution, delivery, or performance of this Agreement by Sanning, nor the completion of the transactions contemplated herein.

3.4           Assets of Vosco. The Assets of Vosco as represented on the financial statements of Vosco are validly existing and in good standing and there are no claims, outstanding obligations or liabilities against the assets other than those represented on the financial statements of Vosco which Sanning has reviewed as of the date of this Agreement.

3.5           Title to Vosco Shares. Sanning has valid title to the Vosco Shares free and clear of any and all liens or encumbrances, including, without limitation, any community property claim.

ARTICLE FOUR
MISCELLANEOUS

4.1           Notices.  Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served or sent by mail and shall be deemed to have been given if personally served, when served, or if mailed, when deposited in the mail and shall be deemed to have been received if personally served, when served, or if mailed on the tenth business day after deposit in the mail with postage pre-paid by certified or registered mail and properly addressed.  As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks.  For purposes of this Agreement, the addresses of the parties hereto shall be the addresses as set forth on the signature pages of this Agreement until a party subsequently notifies all other parties in writing of a change of address.

4.2           Counterparts.  This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

4.3           Amendments and Waivers.  This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto.  Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by a corporate party hereto shall be effective only if executed and delivered by the chief executive officer, president, or any vice president of such party.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

4.4           Time of Essence.  Time is of the essence in the performance of this Agreement.

4.5           Captions.  The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

4.6           Entire Agreement.  This Agreement (including the schedules and exhibits hereto and all supporting agreements referred to herein, all of which are by this reference fully incorporated into this agreement) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

4.7           Successors and Assigns.  All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, assigns, and successors.

4.8           Knowledge, Gender, and Certain References.  A representation or statement made herein to the knowledge of any corporate party refers to the knowledge or belief of the companies' directors, officers, and attorneys, regardless of whether the knowledge of such person was obtained outside of the course and scope of his corporate employment or duties, and regardless of whether any such person's interests are adverse to such entity in respect of the matters as to which his knowledge is attributed.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender.  The terms "hereof," "herein," or "hereunder" shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

4.9           Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAWS OF THE State of Nevada.  Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement.  Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

4.10           Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

4.11           Costs, Expenses and Fees.  Each party hereto agrees hereby to pay all costs, expenses, and fees incurred by it or him in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DRYERTECH INDUSTRIES LTD., a Nevada corporation

By:        /s/ Walter Romanchuk
Name:  Walter Romanchuk
Title:     President

SANNING MANAGEMENT LTD., a Hong Kong corporation

By:           /s/ Lau Tung Mui
Name:      Lau Tung Mui
Title:        President